                                                                                                                                                     EXHIBIT 5.1

[Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC Letterhead]

September 29, 2003

Logic Devices Incorporated
395 West Java Drive
Sunnyvale, California  94089

            Re:             Logic Devices Incorporated Registration Statement on Form S-8

Ladies and Gentlemen:

            We have acted as counsel to Logic Devices Incorporated, a California corporation (the "Company"), in connection with the above-referenced registration statement covering 550,000 shares of the Company's common stock, no par value per share (the "Shares"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such registration statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement") on the date hereof.

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the Restated Articles of Incorporation and By-laws of the Company as currently in effect, (ii) certain minutes and records of the corporate proceedings of the Company with respect to the Shares and the Amended and Restated Logic Devices Incorporated 1998 Director Stock Incentive Plan ("Plan"), (iii) the Plan and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

            For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.  We have also made inquiries of officers and employees of the Company and of such others as deemed necessary for purposes of this opinion.

            Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of California and the federal laws of the United States of America.  While we have reviewed the California General Corporation Law, we call your attention to the fact that our firm does not require lawyers to be qualified to practice law in the State of California.

            Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized for issuance and have been or, in the case of Shares to be issued upon the exercise of an option granted under the Plan, upon payment for the Shares in accordance with the terms and issuance in accordance therewith, will be, validly issued, and are or will be, as the case may be, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.  We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

            This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.  We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of California or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

            This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose without our prior written consent.

                                                                        Very truly yours,

                                                                         /s/ Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC

                                                                        BARACK FERRAZZANO KIRSCHBAUM

                                                                         PERLMAN & NAGELBERG LLC